Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

AND

JOINDER AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND JOINDER AGREEMENT (this “Amendment”) dated as of February 20, 2007, by and among PREIT ASSOCIATES, L.P. (the “Existing Borrower”), PREIT-RUBIN, INC. (the “New Borrower” and together with the Existing Borrower, each a “Borrower” and collectively the “Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the “Parent”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Agent”).

WHEREAS, the Existing Borrower, the Parent, the Lenders and the Agent have entered into that certain Credit Agreement dated as of November 20, 2003 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Lenders party hereto and the Agent desire to amend the Credit Agreement to join the New Borrower as a borrower under (and as defined in) the Credit Agreement and to otherwise amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

Section 2. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a) The Credit Agreement is amended by adding the following to the end of the definition of the term “Applicable Margin” set forth in Annex I to the Credit Agreement:

The parties understand that the applicable interest rate and certain fees for this facility shall be determined and/or adjusted from time-to-time based upon certain financial ratios and/or other information required to be provided and certified to the Agent or the Lenders by the Borrower hereunder (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Agent or the Lenders, and if the applicable interest rate or any fee calculated for any period was LOWER than it should have been had the correct information been timely provided, then, such interest rate or fee for such period shall be automatically recalculated using the correct Borrower Information.

The Agent shall promptly notify the Borrower in writing of any additional interest or fees due because of such recalculation, and the Borrower shall pay such additional amounts due to the Agent, for the benefit of the Lenders, within five (5) business days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive termination of this Agreement and this provision shall not in any way limit any of the Agent’s or any Lender’s other rights and remedies under this Agreement.

(b) The Credit Agreement is amended by deleting the definition of the term “Borrower” set forth in Annex I to the Credit Agreement in its entirety and substituting in its place the following definition:

“Borrower” means, subject to Section 7.16 hereof, PREIT Associates, L.P. and PREIT-Rubin, Inc., individually and collectively and shall include their respective successors and permitted assigns; provided, however, that solely as used in Section 7.1(m), Section 8.2(e) and the first sentence of Section 8.7, the term “Borrower” shall only be deemed to be PREIT Associates, L.P. and its successors and permitted assigns.

(c) The Credit Agreement is amended by adding the definitions of “FIN 46” and “FIN 46 Entities” to Annex I thereof in the appropriate alphabetical location:

“FIN 46” means FASB Interpretation No. 46 as issued by the Financial Accounting Standards Board.

“FIN 46 Entities” means those Persons who (a) are neither Guarantors or Subsidiaries of the Parent and (b) who are consolidated with the Parent in the financial statements of the Parent solely by reason of the application of FIN 46.

(d) The Credit Agreement is amended by deleting Section 1.2 in its entirety and substituting in its place the following:

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date; provided, however, notwithstanding anything contained herein to the contrary, for purposes of the financial covenants set forth in Section 8.1. of this Agreement, the phrase “Parent and its Subsidiaries determined on a consolidated basis” (and similar phrases having the same meaning) shall not be deemed to include the consolidation of any FIN 46 Entity but shall include a percentage of the assets, liabilities, income or loss attributable to each FIN 46 Entity equal to the Parent’s direct or indirect ownership interest in such entity without regard to FIN 46. Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to San Francisco, California time.

(e) The Credit Agreement is amended by adding the following new Sections 2.17 and 2.18:

Section 2.17. Joint and Several Liability

(a) The obligations of each Borrower hereunder and under the other Loan Documents to which either Borrower is a party shall be joint and several, and accordingly, each Borrower confirms that it is liable for the full amount of the Obligations, regardless of whether incurred by such Borrower or the other Borrower.

(b) Each Borrower represents and warrants to the Agent and the Lenders that each Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts.

(c) Neither the Agent nor any Lender shall be obligated or required before enforcing any Loan Document against a Borrower: (a) to pursue any right or remedy any of them may have against the other Borrower, any Guarantor or any other Person or commence any suit or other proceeding against the other Borrower, any Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the other Borrower, any Guarantor or any other Person; or (c) to make demand of the other Borrower, any Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Agent or any Lender which may secure any of the Obligations.

(d) It is the intent of each Borrower, the Agent and the Lenders that in any proceeding of the types described in Sections 9.1(e) or 9.1(f), a Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code of 1978 and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of 1978 or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder shall be determined in any such proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of either Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder, to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of either Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section that would not otherwise be available to such Person under the Avoidance Provisions.

(e) Each Borrower assumes all responsibility for being and keeping itself informed of the financial condition of the other Borrower, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that neither the Agent nor any Lender shall have any duty whatsoever to advise either Borrower of information regarding such circumstances or risks.

Section 2.18. Actions of the Borrower.

Each Borrower hereby appoints the other Borrower to act as its agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans and the issuance of Letters of Credit). Each Borrower acknowledges and agrees that (a) one Borrower may execute such documents as such Borrower deems appropriate in its sole discretion, and with respect to any such document executed by only one Borrower, each Borrower shall be bound by and obligated by all of the terms of any such document, (b) any notice or other communication delivered by the Agent or any Lender hereunder to either Borrower shall be deemed to have been delivered to each Borrower and (c) the Agent and the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by both Borrowers or either Borrower individually. Each Borrower agrees that any action taken by one Borrower without the consent of, or notice to, the other Borrower shall not release or discharge either Borrower from its obligations hereunder.

(f) The Credit Agreement is amended by deleting Section 7.1.(c) in its entirety and substituting in its place the following:

(c) Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding subsections (a) and (b), a certificate substantially in the form of Exhibit J (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer of the Parent (i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Parent and the Borrower, as applicable, were in compliance with the covenants contained in Section 8.1., including, without limitation, the reconciliation calculations and other calculations utilized by the Parent to adjust the results set forth in the Parent’s financial statements (which may include a consolidation of FIN 46 Entities) to account for the FIN 46 Entities in accordance with Section 1.2 hereof; and (ii) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and, whether it is continuing and the steps being taken by the Parent or the Borrower with respect to such event, condition or failure.

(g) The Credit Agreement is amended by adding the following new Section 7.16:

Section 7.16. Release of PREIT-Rubin, Inc. as Borrower

PREIT-Rubin, Inc. may request in writing that the Agent release it as a Borrower (but not as a Guarantor unless otherwise permitted by Section 7.15(c)), so long as PREIT Associates, L.P. delivers a certificate signed by the chief financial officer of the Parent certifying that no Event of Default shall then exists or would occur as a result of such release. No later than 5 Business Days following the Agent’s receipt of such written request and the related certificate, and so long as the condition set forth above will be true and correct, the release shall be effective and Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as Borrower may reasonably request to evidence such release. Upon the effectiveness of such release, the defined term “Borrower” as used in the Loan Documents shall mean PREIT Associates, L.P. and its successors and permitted assigns.

(h) The Credit Agreement is amended by deleting Section 8.1.(c) in its entirety and substituting in its place the following:

(c) Ratio of EBITDA to Interest Expense. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.70 to 1 for any such period.

(i) The Credit Agreement is amended by deleting Section 8.1.(d) in its entirety and substituting in its place the following:

(d) Ratio of Adjusted EBITDA to Fixed Charges. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) Fixed Charges of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than (A) 1.40 to 1 for any such period ending on or before December 31, 2008 and (B) 1.50 to 1 for any such period ending after December 31, 2008.

(j) The Credit Agreement is amended by deleting Section 8.1.(k) in its entirety and substituting in its place the following:

(k) Ratio of EBITDA to Indebtedness. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) all Indebtedness of the Parent, its Subsidiaries and Unconsolidated Affiliates determined on a consolidated basis at the end of such period, to be less than (A) 0.09750 to 1 for any such period ending on or before December 31, 2008 and (B) 0.1025 to 1 for any such period ending after December 31, 2008. For purposes of determining this ratio, if a Property has been acquired during the past four quarters, the amount of EBITDA attributable to such Property and to be included in the ratio shall be determined as follows: (x) if the Property was acquired more than 30 days prior to the date of determination of the ratio, the EBITDA for the Property since the date such Property was acquired by the Parent, the Borrower, any other Subsidiary or an Unconsolidated Affiliate, as the case may be, shall be appropriately annualized and (y) otherwise, the amount of EBITDA for such Property shall be the actual EBITDA attributable to the Property during the last four consecutive fiscal quarters most recently ended. Any certification by the Parent or the Borrower of EBITDA included under the immediately preceding clause (y), shall be limited to their knowledge.

Section 3. Joinder Agreement. The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, the New Borrower will be deemed to be a party to the Credit Agreement and a “Borrower” for all purposes of the Credit Agreement, and shall have all of the obligations of a Borrower thereunder as if it had executed the Credit Agreement on the Agreement Date. For the avoidance of doubt, as a “Borrower,” the New Borrower will also be deemed a Loan Party under (and as defined in) the Credit Agreement. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, covenants, provisions and conditions applicable to the Borrower contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this Section 3, the New Borrower hereby jointly and severally together with the Existing Borrower assumes responsibility for the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a) a counterpart of this Amendment duly executed by the Existing Borrower, the New Borrower, the Parent and the Requisite Lenders;

(b) replacement Revolving Notes payable to each Lender and a Swingline Note payable to the Swingline Lender, in the form of the Revolving Note and Swingline Note, as the case may be, attached to this Amendment duly executed by each Borrower;

(c) the Reaffirmation of Obligations attached to this Amendment duly executed by each existing Guarantor;

(d) the certificate of formation or other comparable organizational instrument of the New Borrower certified as of a recent date by the Secretary of State of the State of formation of the New Borrower;

(e) copies, certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the New Borrower, of (i) the bylaws of the New Borrower and (ii) all director or other necessary action taken by the board of directors of the New Borrower to authorize the execution, delivery and performance of Amendment and the Loan Documents;

(f) a certificate of good standing or certificate of similar meaning with respect to the New Borrower issued as of a recent date by the Secretary of State of the State of formation for the New Borrower and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable) of each state in which the New Borrower is required to be so qualified;

(g) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of the New Borrower with respect to each of the officers or other representatives of the New Borrower authorized to execute and deliver the Loan Documents to which the New Borrower is a party;

(h) an opinion of counsel to the New Borrower addressed to the Agent and the Lenders regarding, among other things, the organization of the New Borrower, the authority of the New Borrower to execute, deliver and perform this Amendment and the Loan Documents to which it is a party, the enforceability of the Loan Documents as against the New Borrower and such other matters as the Agent or its counsel may request;

(i) evidence that the Modification Fee set forth in Section 8 of this Amendment and all fees, costs and expenses of the Agent, including without limitation the fees of Agent’s counsel, incurred in connection with the negotiation, documentation and closing of this Amendment and the related documents and agreements have been paid; and

(j) such other documents, instruments and agreements as the Agent may reasonably request.

Section 5. Representations. Each Borrower and the Parent represent and warrant to the Agent and the Lenders that:

(a) Authorization. The Parent, each Borrower and each other Loan Party each has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations thereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Parent and each Borrower (or by the Parent as general partner of such Borrower) and both this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Parent, each Borrower and each other Loan Party enforceable against such Person in accordance with its respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally.

(b) Compliance with Laws, etc. The execution, delivery and performance of this Amendment and the other Loan Documents to which any Loan Party is a party do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law relating to any Loan Party or any Subsidiary; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any Subsidiary is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or any other Subsidiary other than in favor of the Agent for the benefit of the Lenders.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 6. Reaffirmation of Representations. The Parent and each Borrower hereby represents, repeats and reaffirms all representations and warranties made by such Person to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which such Person is, immediately following the effectiveness of this Amendment, a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

Section 7. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 8. Modification Fee. In consideration of the Lenders amending the Credit Agreement as provided herein, each Borrower jointly and severally agrees to pay to the Agent for the account of each Lender approving this Amendment (which approval is evidenced by its signature below) a modification fee in an amount equal to ..075% of such Lender’s Revolving Commitment.

Section 9. Expenses. Each Borrower hereby, jointly and severally, agrees to reimburse the Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 10. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 12. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement and Joinder Agreement to be executed as of the date first above written.

BORROWER:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:	/s/ Bruce Goldman
Name:	Bruce Goldman
Title:	EVP & General Counsel

PREIT-RUBIN, INC.

By:	/s/ Joseph F. Coradino
Name:	Joseph F. Coradino
Title:	President

PARENT:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Bruce Goldman
Name:	Bruce Goldman
Title:	EVP & General Counsel

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement

and Joinder Agreement with PREIT Associates, L.P. and PREIT-Rubin, Inc.]

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, Swingline Lender and as a Lender

By:	/s/ Charles J. Cooke, Jr.
Name:	Charles J. Cooke, Jr.
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Renee Lewis
Name:	Renee Lewis
Title:	Vice President

EUROHYPO AG, NEW YORK BRANCH

By:	/s/ John Lippman
Name:	John Lippman
Title:	Vice President

By:	/s/ Stephen Cox
Name:	Stephen Cox
Title:	Director

MANUFACTURERS & TRADERS TRUST COMPANY

By:	/s/ Daniel Shields
Name:	Daniel Shields
Title:	Administrative Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement

and Joinder Agreement with PREIT Associates, L.P. and PREIT-Rubin, Inc.]

JPMORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, NA)

By:	/s/ Marc E. Costantino
Name:	Marc E. Costantino
Title:	Executive Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Kimberly A. Ludtke
Name:	Kimberly A. Ludtke
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A

By:	/s/ Jack Kissane
Name:	Jack Kissane
Title:	Vice President

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Kathryn E. Murdoch
Name:	Kathryn E. Murdoch
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Kellie Anderson
Name:	Kellie Anderson
Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement

and Joinder Agreement with PREIT Associates, L.P. and PREIT-Rubin, Inc.]

NATIONAL CITY BANK

By:	/s/ William J. Lloyd, Jr.
Name:	William J. Lloyd, Jr.
Title:	Senior Vice President

WILMINGTON TRUST OF PENNSYLVANIA

By:	/s/ Greg A. Hartin
Name:	Greg A. Hartin
Title:	Vice President

BANK OF AMERICA, N.A

By:	/s/ Robert J. Epstein
Name:	Robert J. Epstein
Title:	Vice President

CITICORP NORTH AMERICA, INC.

By:	/s/ Richard James
Name:	Richard James
Title:	Director

FIRSTRUST BANK

By:	/s/ Bruce A. Gillespie
Name:	Bruce A. Gillespie
Title:	Vice President

SOVEREIGN BANK

By:	/s/ Paul F. Glanville
Name:	Paul F. Glanville
Title:	Vice President